Exhibit 10.8

Supplemental Repayment Agreement

Party A (assignor): YANG Peng

ID number: 350181199105082239

Party B (transferee): RELIANT GALAXY INTERNATIONAL LIMITED

Given:

Party A and Party B signed an equity transfer agreement on June 20, 2018. Article 4 of the agreement stipulates the equity transfer method, transfer price, time and method of payment and payment terms:

1. The transferor transfers the target equity to the transferee by means of agreement transfer;

2. The transfer price is RMB 94106363;

3. Payment method: the transferee shall pay the consideration of the target equity in cash;

4. Payment time: The transferee shall pay the entire transfer price to the bank account designated by the transferor within the appropriate time agreed by both parties by means of one-time or batch payment. The payment cycle can be negotiated separately by both parties. Before the full payment is made, the transferee does not need to pay any interest or other fees to the transferor.

Now, based on the principle of equality and voluntariness, both parties, through friendly consultations, have agreed to supplement the above repayment content as follows, and jointly implement it:

1. Party B promises that the above-mentioned RMB 94,106,363 equity transfer payment will be paid in batches

The way to Party A is to pay in full in installments over 15 years, that is, from July 1, 2018 to June 30, 2033. Before the full payment is made, Party B does not need to pay any interest or other fees to Party A.

2. Dispute resolution

All disputes arising from the performance of this agreement shall be resolved by both parties through friendly consultations. However, if the dispute fails to reach an agreement within 30 days after any party initiates friendly negotiation, either party may file a lawsuit with the competent people’s court at the place where this Agreement is signed.

3. Others

This agreement will come into effect on the date of signing and sealing by both parties. This agreement is made in four copies, and each party holds two copies, which have the same legal effect.

Party A’s signature:

Party B (signature):

October 3, 2018